UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of Earliest Event Reported):

March 12, 2024

CAMPBELL SOUP COMPANY

New Jersey	1-3822	21-0419870
State of Incorporation	Commission File Number	I.R.S. Employer Identification No.

One Campbell Place

Camden, New Jersey 08103-1799

Principal Executive Offices

Telephone Number: (856) 342-4800

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Capital Stock, par value $.0375	CPB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 12, 2024, Campbell Soup Company, a New Jersey corporation (“Campbell” or the “Company”), consummated the previously announced transaction with Sovos Brands, Inc., a Delaware corporation (“Sovos”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 7, 2023, among the Company, Sovos and Premium Products Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”). Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Merger Sub merged with and into Sovos, with Sovos surviving as a wholly owned subsidiary of the Company (the “Merger”).

Merger Consideration

Pursuant to the Merger Agreement, at the Effective Time, each share of common stock, par value $0.001 per share of Sovos (“Sovos Common Stock”) (other than shares of Sovos Common Stock (i) held by Sovos as treasury stock or owned by the Company or Merger Sub immediately prior to the Effective Time, (ii) held by any subsidiary of either Sovos or the Company (other than Merger Sub) immediately prior to the Effective Time and (iii) any dissenting Sovos Common Stock) was canceled and automatically converted into the right to receive an amount in cash equal to $23.00 per share of Sovos Common Stock, without interest (the “Merger Consideration”).

In addition, at the Effective Time:

•	Each restricted share of Sovos Common Stock that was outstanding as of immediately prior to the Effective Time (each, “Sovos Restricted Stock”) was canceled in exchange for the Merger Consideration; provided that each share of Sovos Restricted Stock which vests solely based on the achievement of a performance condition and for which the applicable performance condition remained unsatisfied (after giving effect to the Merger) was, in accordance with its existing terms, forfeited to the Sovos Brands Limited Partnership as of immediately prior to the closing for no consideration to the applicable holder thereof and thereafter was converted into the Merger Consideration in accordance with, and subject to the terms of, the Merger Agreement; and

•	Each outstanding award of restricted stock units in respect of shares of Sovos Common Stock, including awards of performance-based restricted stock units (each, a “Sovos RSU Award”), that was held by any non-employee director or former service provider of Sovos was canceled at the Effective Time in exchange for the Merger Consideration. All other Sovos RSU Awards were converted upon the Effective Time into time-vesting restricted stock unit awards in respect of common stock of Campbell, par value $0.0375 per share, having equivalent value and terms (including time-based vesting schedule). In the case of Sovos RSU Awards subject to a performance-based vesting condition, such performance conditions were deemed achieved at the target level (i.e., 100%), or if applicable under the existing terms of such awards, the actual level of performance calculated as of the Effective Time (if greater).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Merger Agreement. A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on October 10, 2023, the Company entered into a Delayed Draw Term Loan Credit Agreement (the “Credit Agreement”) with the various lenders named therein and Bank of America, N.A., as administrative agent for the lenders. Subject to the terms and conditions set forth in the Credit Agreement, the lenders have provided the Company with an unsecured delayed draw term loan facility in an aggregate principal amount of up to $2 billion, which has a maturity date of October 8, 2024. Loans under the Credit Agreement bear interest at the rates specified in the Credit Agreement, which vary based on the type of loan and certain other conditions. The Credit Agreement contains customary mandatory prepayments and commitment reductions, representations and warranties, affirmative and negative covenants, including a financial covenant with respect to a minimum consolidated interest coverage ratio of consolidated adjusted EBITDA to consolidated interest expense of not less than 3.25:1.00, and events of default for credit facilities of this type. The Company will pay a ticking fee on unused term loan commitments at a rate of 0.10% that commenced with the effective date of the Credit Agreement. Additionally, the Company will pay a funding fee equal to 0.20% of the aggregate principal amount of term loans funded under the Credit Agreement to the extent remaining outstanding on the date that is ninety (90) days after the initial borrowing date.

The proceeds of the loans under the Credit Agreement can only be used in connection with the acquisition by the Company of Sovos and to pay fees and expenses incurred in connection with the foregoing.

The loans under the Credit Agreement became available to the Company concurrently with the closing of the Merger, and, on the date hereof, the Company borrowed an aggregate principal amount of $2 billion under the Credit Agreement to finance a portion of the aggregate merger consideration. The Company applied the proceeds of the loans, together with cash on hand, to fund the Sovos acquisition. As of March 11, 2024, the Company had approximately $925 million of borrowings outstanding under its commercial paper program.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Credit Agreement. A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On March 12, 2024, Campbell issued a press release announcing the consummation of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

The information contained in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of August 7, 2023, by and among Campbell Soup Company, Premium Products Merger Sub, Inc. and Sovos Brands, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Campbell Soup Company with the SEC on August 7, 2023)
10.1	Delayed Draw Term Loan Credit Agreement, dated October 10, 2023, by and among Campbell Soup Company, Bank of America, N.A., as administrative agent and the lenders party thereto. (incorporated by reference to Exhibit 10 to the Current Report on Form 8-K filed by Campbell Soup Company with the SEC on October 11, 2023)
99.1	Press Release, dated as of March 12, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY

Date: March 12, 2024

	By:	/s/ Carrie L. Anderson
		Name:	Carrie L. Anderson
		Title:	Executive Vice President and Chief Financial Officer